                                                                  CONFORMED COPY


                                                      AMENDMENT dated as of
                                    January 15, 2002 to the Agency Agreement dated June 8, 1999, as amended by the Amendments dated as of October 8, 1999, January 22, 2001 and June 15, 2001, among National Rural Utilities Cooperative Finance Corporation (the "Company"), a District of Columbia cooperative association, Lehman Brothers Inc. (an "Agent"), Banc of America Securities LLC (an "Agent"), Goldman, Sachs & Co. (an "Agent"), J.P. Morgan Securities Inc. (an "Agent") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an "Agent") (such Agency Agreement, the "Agreement").

                           WHEREAS, the parties hereto have entered into the
                  Agreement;

                           WHEREAS, the Agreement initially contemplated the
                  issuance and sale by the Company from time to time of up to $2,143,529,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Securities");

                           WHEREAS, the Agreement was amended as of October 8,
                  1999, January 22, 2001 and as of June 15, 2001 to increase the aggregate principal amount of the Securities permitted be issued and sold by the Company thereunder to $9,143,529,000 resulting in the aggregate principal amount of the Securities permitted to be sold on and after June 15, 2001, to $2,016,856,000;

                           WHEREAS, the Company has issued and sold
                  approximately $1,339,589,000 aggregate principal amount of Securities pursuant to the Agreement and the Indenture on and after June 15, 2001;

                           WHEREAS immediately prior to this Amendment taking
                  effect, the Company's Registration Statement No. 333-62048 remains effective under the Act, with $677,267,000 aggregate principal amount of Securities remaining unissued and unsold under such Registration Statement;

                           WHEREAS, the parties hereto desire to amend the
                  Agreement;
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                           NOW, THEREFORE, in consideration of the mutual
                  covenants and agreements set forth herein, the parties hereto agree as follows:

                           1. The Agreement is hereby amended to include in the
                  definition of "Registration Statement", as contemplated therein in Section 1(a), Registration Statement No. 333-73768, previously filed with the Commission and effective as of December 5, 2001, relating to the registration of $2,000,000,000 aggregate principal amount of Securities, and to revise the definition of "Prospectus" to mean the prospectus supplement dated December 5, 2001, relating to the Securities covered by the Agreement, as amended, together with the prospectus contained in such Registration Statement.

                           2. The Agreement is hereby amended to increase the
                  aggregate principal amount of Securities which may be issued and sold from time to time by the Company thereunder to $11,143,529,000 and the aggregate principal amount of Securities which may be issued and sold from time to time thereunder on or after the date hereof to $2,677,267,000.

                           3. The Agreement is hereby amended to delete from the
                  definition of "Registration Statement", Registration Statement No. 333-51306, and all amendments thereto and supplements thereof, all of the Securities registered thereby having been issued and sold by the Company.

                           4. The Agreement is hereby amended to direct all
                  notices to Lehman Brothers Inc. as follows:

                            Lehman Brothers Inc.
                            101 Hudson Street
                            Jersey City, NJ 07302

                            Attention:  Medium Term Note Department
                            Facsimile: (201) 524-5175

                            (with a copy to General Counsel)

                           5. The Agreement is hereby amended by deleting
                  Section 5(i) of the Agreement in its entirety and replacing it with the following:

                           (i) There shall not have occurred (i) any suspension or material limitation in trading in securities generally on the New York Stock Exchange or any establishment of minimum prices on such exchange,
                           (ii) any banking moratorium
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                           declared by either Federal or New York State
                           authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, any major disruption in the settlement of securities in the United States or a declaration of a national emergency or war by the United States or (iv) such material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in any such case described in clause (iii) or (iv), is, in the judgment of the relevant Agent (which, in the case of a syndicated issue, shall be the lead manager(s)), to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase or the purchase or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

                           6. This Amendment shall become effective only on the
                  satisfaction (or waiver by the Agents) of the conditions in
                  Section 5 of the Agreement with respect to the Closing Date for this Amendment.

                           Except as expressly amended hereby, the Agreement
                  shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.

                           All capitalized terms not defined herein have the
                  meanings assigned to them in the Agreement.
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                                    IN WITNESS WHEREOF, the parties hereto have
                           each caused this Amendment to be fully executed as of the date first above written.

                                 NATIONAL RURAL UTILITIES
                                 COOPERATIVE FINANCE CORPORATION

                                   by /s/ Steven L. Lilly
                                      --------------------------------
                                      Name:  Steven L. Lilly
                                      Title: Sr. Vice President &
                                             Chief Financial Officer

                                 LEHMAN BROTHERS INC.

                                   by /s/ Greg Hall
                                      --------------------------------
                                      Name:  Greg Hall
                                      Title: Managing Director

                                 BANC OF AMERICA SECURITIES LLC

                                   by /s/ Lily Chang
                                      --------------------------------
                                      Name:  Lily Chang
                                      Title: Principal

                                 GOLDMAN, SACHS & CO.

                                   by /s/ Goldman, Sachs & Co.
                                      --------------------------------
                                     Name:  Goldman Sachs & Co.
                                      Title:

                                 J.P. MORGAN SECURITIES INC.

                                   by /s/ Steven Christensen
                                      --------------------------------
                                      Name:  Steven Christensen
                                      Title: Vice President

                                 MERRILL LYNCH, PIERCE, FENNER
                                 & SMITH INCORPORATED

                                   by /s/ Diane Kenna
                                      --------------------------------
                                      Name:  Diane Kenna
                                      Title: Authorized Signatory